Exhibit 23



                                 JIM CLOUSE, CPA
                              5518 HEARTHSTONE LANE
                               BRENTWOOD, TN 37027
                              PHONE: (615) 376-4479
                                jwclouse@home.com



                         Consent of Independent Auditors

The Board of Directors
Maxx International, Inc.

I consent to the inclusion of my report dated September 12, 2000, with respect to the audit of Maxx International, Inc. as of December 31, 1999 and the balance sheet and related statements of operations, retained earnings (deficit) and cash flows for the year ended December 31, 1999, which report appears in the Form 8-K/A of Maxx International, Inc. dated October 10, 2000.


                                                    /s/ Jim Clause, CPA
                                                ---------------------------
                                                      Jim Clouse, CPA


October 10, 2000